Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick, SVP Corporate Secretary (631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. ANNOUNCES SECOND QUARTER 2006 DIVIDEND

(Bridgehampton, NY - June 27, 2006) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (“BNB”), announced the declaration of a quarterly dividend of $0.23 per share. The dividend will be payable on July 24, 2006 to shareholders of record as of July 10, 2006. The Company continues its trend of uninterrupted dividends. Bridge Bancorp, Inc. also continues to return value to shareholders through its ongoing Board approved stock repurchase program.

Founded in 1910, The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold and Westhampton Beach.

The Bridgehampton National Bank maintains a policy of community involvement through programs and initiatives that enhance the environment and quality of life on eastern Long Island. BNB continues a rich tradition of involvement in the local community, supporting programs and initiatives that promote local businesses, the environment, education, healthcare, social services and the arts.
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